UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2014 (January 28, 2014)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Halamish 9

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4054

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

In furtherance of a previously reported management transition that began in August 2013, on January 28, 2014, LabStyle Innovations Corp., a Delaware corporation (the “Company”), entered into an Agreement, effective December 31, 2013 (the “Agreement”), with Dr. Oren Fuerst, the Company’s Executive Chairman, pursuant to which Dr. Fuerst will continue to serve as the Chairman of the Board of the Company rather than as Executive Chairman. In connection therewith, pursuant to the Agreement, the Company and Dr. Fuerst mutually agreed to end Dr. Fuerst’s Employment Agreement with the Company, dated March 15, 2012, as amended. In his role as Chairman of the Board, Dr. Fuerst will perform the roles customarily associated with Chairman but shall not be responsible for any day-to-day operations of the Company. The Agreement provides that the Company will pay Dr. Fuerst a cash director’s fee of $100,000 per year, plus a $250,000 bonus upon the achievement by the Company of the following milestones: (i) the Company shall have initiated and achieved commercial sales, regardless of sales volumes, and (ii) the Company shall have received or earned cash in the aggregate gross amount of US$20 million through any combination of equity or debt financing or sales revenue during the period from and after December 31, 2013. Additionally, Dr. Fuerst’s previously granted employee options will continue to vest in accordance with applicable stock option agreements between the Company and Dr. Fuerst.

The Agreement is attached to this Current Report as Exhibit 10.1. All descriptions of the Agreement herein are qualified in their entirety to the text of Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures in Items 1.01 and 1.02 of this Current Report regarding the transition of Dr. Fuerst’s ole with the Company from Executive Chairman to Chairman of the Board are incorporated in this Item 5.02 by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement, dated January 28, 2014 and effective December 31, 2013, between the Company and Dr. Oren Fuerst.

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that may affect the Company's results include, but are not limited to, the actual negotiations with and performance of the executives and consultant named herein. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2014

LABSTYLE INNOVATIONS CORP.

By:  /s/ Gadi Levin

Name: Gadi Levin

Title: Chief Financial Officer, Treasurer and Secretary